Exhibit 19.1

SLM Student Loan Trust 2001-1

Officer’s Certificate of the Servicer

Annual Statement of Compliance

As of December 31, 2004

TO:	Indenture Trustee	Eligible Lender Trustee
	Deutsche Bank Trust Company Americas	Chase Manhattan Bank USA, National Association
	100 Plaza One, MS JCY03 0606	Christiana Center/OPS4, 500 Stanton Christiana Road
	Jersey City, New Jersey 07311	Newark, Delaware 19713
	Attn: Corporate Trust & Agency Group	Attn: Corporate Trust Department

Copy:		The Chase Manhattan Bank, N.A.
450 West 33rd Street 15th floor
New York, New York 10001
Attn: Structured Finance Services

Pursuant to Section 3.2 of the Administration Agreement (the “Agreement”), we hereby certify that (i) a review of the activities and performance of the Servicer from January 1, 2004 through December 31, 2004 under this Agreement and under the Servicing Agreement dated as of March 08, 2001 has been made under our supervision, and (ii) to the best of our knowledge, the Servicer has fulfilled its obligations in all material respects under the Agreement and under the Servicing Agreement throughout such period.

SALLIE MAE Inc., as Servicer

12061 Bluemont Way

Reston, Virginia 20190

/s/ Robert A. Crawford
Robert A. Crawford, Senior Vice President and Controller

/s/ C. E. Andrews
C. E. Andrews, Executive Vice President, Accounting and Risk Management

12061 Bluemont Way

Reston, VA 20190

Michele Voon

Deutsche Bank Trust Company Americas

60 Wall Street

26th Floor MS NYC60-2606

New York, NY 10005

John Cashin

Chase Manhattan Bank USA, NA

500 Stanton Christiana Rd, 3rd Floor/OPS4

Newark, DE 19713

SLM TRUST 1996-1	SLM TRUST 1999-2	SLM TRUST 2002-2
SLM TRUST 1996-2	SLM TRUST 1999-3	SLM TRUST 2002-3
SLM TRUST 1996-3	SLM TRUST 2000-1	SLM TRUST 2002-4
SLM TRUST 1996-4	SLM TRUST 2000-2	SLM TRUST 2002-4
SLM TRUST 1997-1	SLM TRUST 2000-3	SLM TRUST 2004-4
SLM TRUST 1997-2	SLM TRUST 2000-4	SLM TRUST 2004-5
SLM TRUST 1997-3	SLM TRUST 2001-1	SLM TRUST 2004-6
SLM TRUST 1997-4	SLM TRUST 2001-2	SLM TRUST 2004-7
SLM TRUST 1998-1	SLM TRUST 2001-3	SLM TRUST 2004-8
SLM TRUST 1998-2	SLM TRUST 2001-4	SLM TRUST 2004-9
SLM TRUST 1999-1	SLM TRUST 2002-1	SLM TRUST 2004-10

Pursuant to Section 3.2 of the Administration Agreement (the “Agreement”), we, the undersigned, hereby certify that (i) a review of the activities and performance of the Administrator from January 1, 2004 through December 31, 2004 has been made under our supervision and (ii) to the best of our knowledge, based on such review, the Administrator has fulfilled its obligations in all material respects under the Agreement throughout such period.

/s/ Gregory A. Swartz	/s/ J. Lance Franke
Gregory A. Swartz, Managing Director,	J. Lance Franke, Sr. Vice President
Corporate Finance Operations	Corporate Finance
Sallie Mae, Inc.	Sallie Mae, Inc.

cc:	Chase Manhattan Bank USA, N.A.
Eligible Lender Trustee